EXHIBIT 16.1

March 16, 2018

U.S. Securities & Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Tron Group, Inc. dated March 16, 2018. We agree with the statements made concerning our firm contained therein.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey